PEDIATRX INC.
2011 STOCK OPTION PLAN

A.	Purpose and Scope

               1.           General. The purpose of this Stock Option Plan (the “Plan”) is to encourage stock ownership by key employees, directors, independent contractors and consultants of PediatRx Inc., a Nevada corporation (the “Company”) or any Parent or Subsidiary (as defined herein) of the Company, to align the interests of the employees, directors, independent contractors and consultants with the Company’s stockholders and to assist the Company in attracting and retaining such persons through the grant of Options (as defined herein) to purchase shares of the Company’s Stock (as defined herein). Options granted under this Plan may, but are not required to, qualify as incentive stock options (“ISOs”) under § 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

               2.           ISO Provisions. If any Options granted under this Plan are designated as ISOs, this Plan is subject to the following requirements with respect to those Options. To the extent any other provisions of this Plan conflict with the provisions of this Section 2, such other provisions shall be superseded or modified as necessary to give effect to the following requirements. These provisions shall not apply to any Options that are not specifically designated as ISOs.

               (a) Options may be granted only to individuals who are employees of the Company or its Subsidiaries.

               (b) The Option Price (as defined herein and set out in more detail in Section F) must not be less than one hundred percent (100%) of the fair market value of the Stock on the date the Option is granted. With respect to Options granted to individuals owning more than ten percent (10%) of the total combined voting power of the Company’s capital stock, the Option Price must not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date the Option is granted.

               (c) This Plan shall be approved by the Company’s stockholders within twelve (12) months before or after this Plan is adopted.

               (d) The ISO portion of this Plan shall terminate upon the expiration of ten (10) years from the earlier of (i) the date this Plan is adopted, or (ii) the date this Plan is approved by the Company’s stockholders.

               (e) In no event may Options be exercised after the expiration of ten (10) years from the date of grant. With respect to Options granted to individuals owning more than ten percent (10%) of the total combined voting power of the Company’s capital stock, in no event may Options be exercised after the expiration of five (5) years from the date of grant.

               (f) Options may not be transferred by the Option holder during his or her lifetime by law (e.g., divorce or otherwise). However, upon an Option holder’s death, Options may be transferred to his or her named beneficiaries under his or her will, or to his or her heirs according to state law.

               (g) The value of shares of Stock that may be exercised in any one year by an Option holder may not exceed One Hundred Thousand Dollars ($100,000), based on the fair market value of the Stock on the date of grant. To the extent an Option holder exercises Options in any one (1) year with respect to which the value of Stock exceeds One Hundred Thousand Dollars ($100,000), that part of the Option attributable to the excess shall be treated as a non-qualified Option (a “Non-Qualified Option) and shall be governed by the other provisions of this Plan.

B.	Definitions

               Unless otherwise required by the context:

               1. “Board” shall mean the Board of Directors of the Company.

               2. “Committee”

               (a) shall mean the Compensation Committee, which is appointed by the Board, and which shall be composed of up to three members of the Board; and

               (b) if and so long as the Stock is registered under Section 12(b) or 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting membership of the Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

               3. “Company” shall mean PediatRx Inc., a Nevada corporation.

               4. “Eligible Individual” shall mean an employee, director, consultant or independent contractor of the Company or any Parent or Subsidiary, who is designated by the Board as being eligible to participate in this Plan.

               5. “Option” shall mean a right to purchase Stock, granted pursuant to this Plan.

               6. “Option Price” shall mean the purchase price for a share of Stock under an Option, as determined in Section F below.

               7. “Parent” shall mean a corporation or other entity that owns at least fifty percent (50%) of the outstanding voting stock or voting power of the Company.

               8. “Participant” shall mean an Eligible Individual to whom an Option is granted under this Plan.

               9. “Plan” shall mean this Stock Option Plan.

               10. “Separation from Service” shall mean: (a) in the case of a Participant who is an employee of the Company, the termination of that Participant’s employment with the Company (and all Parents and Subsidiaries of the Company); and (b) in the case of a Participant who is not an employee of the Company, the termination of the arrangement under which the Participant provides services to the Company (and all Parents and Subsidiaries of the Company). The Committee, in its sole discretion, may determine whether there has been a Separation from Service in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave. If, however, the Participant’s Separation from Service would not constitute a “separation from service” under Code Section 409A of the Code or I.R.S. Notice 2005-1 (or any subsequent regulations or other IRS guidance regarding the definition of “separation from service” for purposes of Section 409A of the Code), the Participant will not be deemed to have a Separation from Service under this Plan.

               11. “Stock” shall mean the common stock of the Company, which has a par value of $0.0001 per share.

               12. “Subsidiary” shall mean a corporation or other entity, at least fifty percent (50%) of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

C.	Stock to be Optioned

               Subject to the provisions of Section L of this Plan, the Committee is authorized to grant Options to acquire shares of the Company’s authorized but unissued, or reacquired, Stock up to an aggregate maximum of 2,000,000 shares (the “Authorized Plan Number”). During a 12 month period after the first anniversary of the adoption of this Plan by the Board, and during each 12 month period thereafter, the Board is authorized to increase the Authorized Plan Number by up to 500,000 shares. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section G hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Participant or to a different person eligible under Section E of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section E hereof. The shares of Stock that are optioned or sold under this Plan may be treasury, or authorized but unissued, shares of Company Stock.

D.	Administration

               1. This Plan shall be administered by the Committee. The Committee shall be responsible to the Board for the operation of this Plan, and shall make recommendations to the Board with respect to participation in this Plan by any Eligible Individual and with respect to the extent of that participation.

               2. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

               3. The Board may at any time amend, suspend or terminate the Plan, subject to such shareholder approval as may be required by Applicable Laws, including the rules of an applicable stock exchange or other national market system, provided that:

               a. no Options may be granted during any suspension of the Plan or after termination of the Plan; and

               b. any amendment, suspension or termination of the Plan will not affect Options already granted, and such Options will remain in full force and affect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee (as defined below) and the Plan Administrator, which agreement will have to be in writing and signed by the Optionee and the Company.

               4. Subject to the provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

               a. construe and interpret this Plan;

               b. define the terms used in the Plan;

               c. prescribe, amend and rescind the rules and regulations relating to this Plan;

               d. correct any defect, supply any omission or reconcile any inconsistency in this Plan;

               e. grant Options under this Plan;

               f. determine the individuals to whom Options shall be granted under this Plan and whether the Option is an ISO or a Non-Qualified Option, or otherwise;

               g. determine the time or times at which Options shall be granted under this Plan;

               h. determine the number of shares of the Company’s Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

               i. determine all other terms and conditions of the Options; and

               j. make all other determinations and interpretations necessary and advisable for the administration of the Plan.

               5. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and on their legal representatives, heirs and beneficiaries, subject to any contrary determination by the Board.

E.	Eligibility

               The Board may grant Options to any Eligible Individual. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

F.	Option Price

                    Except as provided in Section A.2. above, the purchase price for each share of Stock under each Option shall be determined by the Board, which price may be more or less than the fair market value of a share of Stock at the time the Option is granted; provided, however, the Option Price may not be less than fifty percent (50%) of the fair market value of a share of Stock on the date the Option is granted. Any Option that has a purchase price that is less than the fair market value of a share of Stock at the time the Option is granted (a “Discounted Option”) shall be subject to the restrictions set forth in Section Q of this Plan. The Fair Market Value of Stock shall be determined in accordance with IRC Section 409A and Treasury Regulation Section 1.409A -1(b)(5)(iv).

G.	Terms and Conditions of Options

               Options granted pursuant to this Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

               1. Employment Agreement. The Board may, in its discretion, include in any Option granted under this Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the option agreement) not exceeding the term of the Option, following the date the Option is granted. No such agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time. Further, nothing contained in such agreement or this Plan shall provide the Participant with the right to retain his employment or other position with the Company for any period of time.

               2. Time and Method of Payment. The Option Price shall be paid in full in cash or Stock, or a combination of cash and Stock, at the time an Option is exercised under this Plan. The Committee may (but is not required to) make arrangements for the Stock relating to the exercise of an Option to be sold on behalf of the Participant and have the proceeds of such sale be remitted to Participant less any amount due as the Option Price and payable in respect of such Option; provided, however, that such arrangement will only be afforded, if at all, to persons who are employees or former employees of the Company (or any Parent or Subsidiary of the Company), including any person who is or was a director holding or formerly holding salaried employment or office with the Company (or any Parent or Subsidiary of the Company). Otherwise, an exercise of any Option granted under this Plan shall be invalid and of no effect. Shares of Stock transferred in payment shall be valued at the closing price on the last trading day prior to the date of exercise if the Stock is then traded on an exchange or on NASDAQ, or, if the Stock is not so traded, at a price determined by the Board acting in good faith. The value of Stock transferred in payment of the Option Price shall not exceed the aggregate Option Price for the transaction. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares of Stock are issued to him, and no adjustment will be made for dividends (other than a Stock dividend as provided in Section L.1. below) or other rights for which the record date is prior to the date such stock certificate is issued.

               3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

               4. Option Period and Limitations on Exercise of Options. Except as otherwise provided in Section Q of this Plan (with respect to Discounted Options), the Board may, in its discretion, provide that an Option may be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in this Plan or the Option agreement, (i) an Option (other than a Discounted Option) may be exercised in whole or in part at any time during its term after the first (1st) anniversary of the date on which it is granted, and (ii) no Option may be exercised after the expiration of ten (10) years from the date it is granted (or five (5) years in the case of an ISO to which Section A.2(e) applies). No Option may be exercised for a fractional share of Stock.

               5. Vesting. No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee at the time of grant of the Option. Subject to Section G.4 above and provided that if no vesting schedule is specified at the time of grant, the Option shall vest as follows, based upon the Participant’s full months of service with the Company (or a Parent corporation or Subsidiary of the Company) after the date on which the Option is granted:

               (a) the Option shall vest quarterly over a four (4) year period commencing three (3) months after the date on which the Option is granted. For greater certainty, the Option shall vest in sixteen (16) equal amounts over the four (4) year period.

               Except as otherwise provided in Section L.2 below, upon any Change of Control Event (as defined below) of the Company, the Committee may, in its sole discretion, accelerate the number of Options in which Participant is vested. For purposes of this Plan, a “Change of Control Event” shall be deemed to have occurred upon the closing of any one of the events set out in this Section:

               (a) an acquisition, directly or indirectly, of shares of voting stock of the Company, whether through one transaction or a number of transactions, by any person or group of persons acting in concert (other than any person or group of persons acting in concert who hold, directly or indirectly, a sufficient number of the outstanding Voting Shares to affect materially the control of the Company in advance of the Change of Control Event (an “Approved Holder”) the result of which is that such person or group of persons hold, directly or indirectly, at least forty (40%) percent of the Voting Shares;

               (b) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the transaction are owned by persons who were not stockholders of the Company or an Approved Holder immediately prior to such merger, amalgamation, consolidation or reorganization;

               (c) the consummation by an entity, person or group (other than the Company, a wholly owned subsidiary of the Company, or an Approved Holder) of a tender offer, an exchange offer, a take-over bid or any other offer or bid for more than 40% of the issued and outstanding common shares of the Company; or

               (d) consummation of a sale, transfer or disposition by the Company of all or substantially all of the assets of the Company.

               In the case of the occurrence of any of the events set forth in this Section G(5), a Change of Control Event shall be deemed to occur immediately prior to the occurrence of any such events. An event shall not constitute a Change of Control Event if it is a merger with a Parent or Subsidiary, or its sole purpose is to change the jurisdiction of the Company’s organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such event. Additionally, a Change of Control Event will not be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group that consummates the Change of Control Event.

               Notwithstanding the above, in the case of a Discounted Option, if any of the above transactions would not constitute a “change of control” under Section 409A(a)(2)(A)(v) of the Code and IRS Notice 2005-1 (or any subsequent regulations or other IRS guidance regarding the definition of “change of control” for purposes of Section 409A of the Code), the transaction will not constitute a Change of Control Event for purposes of this Plan.

               For purposes of this Section G., persons will be considered to be acting as a group if they are acting in concert, and will not be considered to be acting as a group merely because they purchase or own Stock at the same time or as a result of a public offering of the Company.

               Upon the occurrence of a Change of Control Event, the vested Options shall be exercisable for a period of time, to be determined by the Board, that is administratively reasonable and commences and terminates prior to the effective date of the Change of Control Event.

H.	Separation from Service

               Except as otherwise provided herein or in a Participant’s Option agreement, if a Participant has a Separation from Service, his rights to exercise the Option shall be determined as follows:

               1. Permitted Separation from Service.

               (a) If the Participant’s Separation from Service is due to death, Disability (as defined below), Retirement (as defined below), or otherwise with the consent of the Board, the Participant (or the Participant’s beneficiary or estate in the case of the Participant’s death or the Participant’s legal representative in the case of the Participant’s Disability (where applicable)) will be permitted to exercise the Option, to the extent the Participant is vested in the Option on the date of the Separation from Service, at any time during the twelve (12) month period immediately following the date of the Separation from Service. Any vested Options not exercised within that twelve (12) month period following the Separation from Service will lapse. The Options in which the Participant was not vested as of the date of the Separation from Service shall immediately lapse and not be exercisable. Notwithstanding anything to the contrary in this Section H.1(a), if the Participant is not an employee of the Company and the Participant’s Separation from Service is due to completion of the services for which the Participant was engaged by the Company, the Participant shall be permitted to exercise the Option at any time prior to the expiration of the Option or this Agreement (whichever occurs first).

               (b) If the Participant’s Separation from Service is by the Company without “Just Cause” (as defined below) or by the Participant for “good reason” (as defined below), the Participant will be permitted to exercise the Option, to the extent the Participant is vested in the Option on the date of the Separation from Service, at any time during the ninety (90) day period immediately following the date of the Separation from Service. Any vested Options not exercised within that ninety (90) day period following the Separation from Service will lapse. The Options in which the Participant was not vested as of the date of the Separation from Service shall immediately lapse and not be exercisable.

               (c) If the Participant’s Separation from Service is by the Participant is for other than “good reason” the Participant will be permitted to exercise the Option, to the extent the Participant is vested in the Option on the date of the Separation from Service, at any time during the ninety (90) day period immediately following the date of the Separation from Service. Any vested Options not exercised within that ninety (90) day period following the Separation from Service will lapse. The Options in which the Participant was not vested as of the date of the Separation from Service shall immediately lapse and not be exercisable.

               For purposes of this Section H.1, Retirement means the Participant’s Separation from Service after the Participant attains age sixty-five (65) or, if earlier, the age at which the Participant is bound or entitled to retire under the terms of the Participant’s employment agreement.

               For purposes of this Section H.1, Disability means the Participant is unable to perform the essential functions of his position with the Company, with or without reasonable accommodation, due to an illness, physical or mental incapacity or disability (from any cause whatsoever), that has been certified by a licensed physician selected by the Company, for a continuous period of six (6) months, or 180 days within any twelve (12) month period.

               For the purposes of this Section H.1., the term “Just Cause” shall be limited to the following:

(a)	the Participant’s failure to properly discharge his lawful duties, or any material breach or non-observance by the Participant of any material provision of the terms of his engagement by the Company;

(b)	the Participant’s conviction for any crime respecting the property of the Company, or which calls into question the Participant’s personal honesty;

(c)

any breach by the Participant of his obligations under the Company’s code of conduct or any policies or procedures adopted by the Company from time to time, and disseminated to employees in accordance with the Company’s normal practice, provided that such conduct would amount to just cause as a matter of common law;

(d)

any breach by the Participant of the fiduciary duties owed to the Company including the duty to avoid conflicts of interest, and to act honestly and in good faith with a view to the best interests of the Company;

(e)	any other material breach by the Participant of the agreed terms of his engagement by the Company; or

(f)	just cause as that term is defined by the common law applicable in New Jersey.

               Any notice required to be given by the Company pursuant to this Section H.1 shall state the specific nature of the claimed breach and, if such breach is curable, the manner in which the Purchaser requires such breach to be cured.

For purposes of this Section H.1, the term “good reason” shall mean the occurrence of any of the following events without the express written consent of the Participant:

(a)

any material reduction or diminution (except temporarily during any period of physical or mental incapacity or disability of the Participant or one resulting from the request of the Participant) in the Participant’s title(s), status, position(s), authority, duties or responsibilities with the Company; or

(b)	a material breach by the Company of any material provision of the terms of the Participant’s engagement by the Company; or

(c)

the Company’s re-location of the Participant’s place of work to a distance not less than 50 miles by usual highways from the Participant’s agreed place of work at the effective date of his engagement by the Company, without mutual agreement of the Participant and the Company.

               2. Non-Permitted Termination of Employment. If the Participant’s Separation from Service occurs by the Company (or the Parent or Subsidiary of the Company) or by the Participant due to any reason not listed in Section H.1 above, the Participant shall not be permitted to exercise his unexercised Options, and those Options shall terminate immediately.

               In no event shall any Option be exercisable more than ten (10) years from the date it was granted unless otherwise provided in the Option agreement. For purposes of this Section, references to the “Company” include any Parent or Subsidiary.

I.	Rights in Event of Death

               Except as otherwise provided herein or in a Participant’s Option agreement, the rights in event of death are as described in Section H.1 above. Notwithstanding the foregoing, in no event shall the Options be exercisable more than ten (10) years after the date they were granted unless otherwise provided in the Participant’s Option agreement.

J.	No Obligations to Exercise Option

               The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.	Nonassignability

               Unless otherwise expressly authorized by the Board, Options shall not be transferable during a Participant’s lifetime, including by reason of divorce or otherwise. However, Options may be assigned in whole or in part to a trust where, under section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of such assigned Options while they are held in the trust. Furthermore, upon a Participant’s death his Options may be transferred to his named beneficiaries under his will or to his heirs at law.

L.	Effect of Change in Stock Subject to this Plan

               1. Capital Adjustment. The aggregate number of shares of Stock available for Options under this Plan, the number of shares subject to any Option and/or the exercise price per share for any Option shall be proportionately adjusted to reflect any increase or decrease in the number of outstanding shares of Stock that may occur subsequent to the effective date of this Plan resulting from (1) a subdivision or consolidation of shares of Stock, a stock split, or a reverse split, or any similar adjustment to the Company’s Stock, or (2) the payment of a stock dividend on the Stock by the Company.

               2. Corporate Reorganization.

               (a) To the extent a Participant is not permitted to, or elects not to, exercise his Options prior to a Change of Control Event as provided under Section G.5. above, if the Company is the surviving corporation in any merger or consolidation, any Option shall pertain, apply and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation.

               (b) Upon the dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all such Options outstanding under this Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant’s Options in whole or in part, to the extent such Options are otherwise exercisable under the terms of this Plan or the Participant’s Option agreement (including, for this purpose, those options which become vested as a result of the merger consolidation). A Participant, however, shall only be permitted to exercise his Discounted Options prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation under this Section L.2.(b) if such transaction constitutes a “change in control” under Section 409A(a)(2)(A)(v) of the Code and IRS Notice 2005-1 (or any subsequent regulations or other IRS guidance regarding the definition of “change of control” for purposes of Section 409A of the Code).

M.	Amendment and Termination

               1. Except as provided in Sections M.2 and P. below, the Board, by resolution, may terminate, amend, or revise this Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan, except as authorized herein. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years from the earlier of the date of this Plan’s adoption by the Board or the approval of the stockholders. Termination of this Plan shall not affect any Option previously granted.

               2. Notwithstanding any rules or regulations governing the qualified status of ISOs, the following amendments to this Plan or an Option agreement require the approval of a majority of the Company’s stockholders at a general shareholder’s meeting:

               (a) the definition of Eligible Individual;

               (b) the limit on the number of shares of Stock that maybe issued under this Plan;

               (c) the Option Price;

               (d) the provisions of this Plan dealing with when an Option may be exercised;

               (e) this Section M.2.

               The restrictions in this Section M.2 shall not apply to an amendment that is minor in nature and benefits the administration of this Plan.

N.	Agreement and Representation of Employees

               As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.

O.	Shareholder Rights

               Participants shall have no rights as a shareholder with respect to any shares covered by an Option until such Participant becomes a record holder of such shares, irrespective of whether such Participant has given notice of exercise. Subject to the provisions of Section L.1 hereof, no rights shall accrue to a Participant and no adjustments shall be made on account of dividends

(ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Stock for which the record date is prior to the date the Participant becomes a record holder of the shares of Stock covered by the Option, irrespective of whether such Participant has given notice of exercise.

P.	Reservations of Shares of Stock

               The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Q.	Additional Restrictions Applicable to Discounted Options

               Notwithstanding any provisions of this Plan to the contrary, with respect to any Discounted Option (as defined in Section F of this Plan), the following shall apply:

               1. Discounted Options shall be exercisable only upon the date set forth in the Participant’s Non-Qualified Option agreement (or within the seventy-five (75) day period immediately following such date) or, if earlier, upon the first of the following to occur: (a) a Change of Control Event, (b) a liquidation, dissolution, merger or consolidation described in Section L.2(b) above, (c) the Participant’s death, or (d) the Participant’s Separation from Service (each subject to the applicable restrictions of this Plan and the Participant’s Option agreement);

               2. In no event will any Discounted Option be exercisable later than two and one-half (2½) months after the end of the year in which it becomes exercisable, and Discounted Options not exercised within such period of time shall lapse;

               3. Any amendment of the Participant’s Non-Qualified Stock agreement that has the effect of accelerating the fixed exercise date shall be null and void;

               4. Any amendment of the Participant’s Non-Qualified Stock agreement to postpone the fixed exercise date to a later date shall be null and void unless (i) the new exercise date is at least five (5) years later than the original exercise date, (ii) such amendment is made at least twelve (12) months prior to the original exercise date, and (iii) the amendment is not effective for at least twelve (12) months after the amendment is executed;

               5. In the event the Board desires to terminate this Plan at any time when Discounted Options are outstanding, the Board shall only be permitted to terminate this Plan to the extent permitted under, and in accordance with, Section 409A of the Code.

               6. A Participant’s right (pursuant to Section L.2. of this Plan) to exercise a Discounted Option upon the dissolution or liquidation of the Company, or upon the merger or consolidation in which the Company is not the surviving corporation, shall be limited to those circumstances which constitute a “change of control” under Code Section 409A(a)(2)(A)(v) of the Code and IRS Notice 2005-1 (or any subsequent regulations or other IRS guidance regarding the definition of “change of control” for purposes of Section 409A of the Code); and

               7. If the Participant is a “key employee” of the Company (as defined in Code Section 416(i), without regard to paragraph (5) thereof) and if any of the Company’s Stock is publicly traded on an established securities market or otherwise, then any exercise of a Discounted Option on account of the Participant’s termination of employment under Section H of this Plan cannot take place before the date which is six (6) months after the date of the Participant’s termination of employment.

R.	Non-Assignability

               The Option shall be exercisable only by the Participant (or such other persons permitted to exercise the Option under this Plan and the Participant’s Option agreement). The Participant’s rights under this Plan and the Participant’s Option agreement shall not be subject to sale, transfer, gift, assignment, hypothecation, encumbrance, attachment, garnishment or other disposition, whether voluntary or involuntary. Any purported sale, transfer, gift, assignment, hypothecation, encumbrance, attachment, garnishment or other disposition shall be absolutely null and void.

S.	Indemnification of the Committee

               In addition to all other rights of indemnification they may have as members of the Board, members of the Committee shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred by an attorney agreed upon by both the Company and the Committee member in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

               This Plan is executed on this 18th day of February, 2011.

PEDIATRX INC.

By:	/s/ Cameron Durrant
Name:	Cameron Durrant
Title:	President and Chief Executive Officer